EXHIBIT 2

                                    AMENDMENT
                                       TO
                                 STOCK PURCHASE
                                       AND
                           ASSET ACQUISITION AGREEMENT

     This Amendment to Stock Purchase and Asset Acquisition Agreement (the "Amendment") is entered into as of the 27th day of December, 1999, by and among Silverthorne Production Company, a Colorado corporation ("Silverthorne"), Inter-American Telecommunications Holding Corporation, a Delaware corporation ("ITHC"), and David L. Jackson, Patricia A. Jackson, Eric J. Sundsvold and Karrie R. Jackson, C/F W. R. Jackson (the "Selling Shareholders").

                                    RECITALS

     WHEREAS, Silverthorne, ITHC and the Selling Shareholders entered into a Stock Purchase and Acquisition Agreement (the "Agreement") which stated that at the First Closing ITHC was to acquire 29,242,953 shares of the common stock of Silverthorne from Silverthorne in exchange for the assets of ITHC and 12,602,431 shares of the common stock of Silverthorne from the Selling Shareholders in exchange for cash and ITHC stock;

     WHEREAS, the number of shares of common stock of Silverthorne that ITHC was to acquire from Silverthorne at the First Closing was incorrectly stated in the Agreement and should have been 11,742,953 shares rather than 29,242,953 shares;

     NOW, THEREFORE,  in consideration of the mutual promises and other good and
valuable   consideration,   the  receipt   and   adequacy  of  which  is  hereby
acknowledged, the parties hereby agree as follows:

     Amendments to Section 1.2 of Article 1, Section 5.3 of Article 5 and Sections 8.1(c), 8.2(a) and 8.2(c) of Article 8 of the Agreement. Silverthorne, ITHC and the Selling Shareholders hereby agree that Section 1.2 of Article 1 and
Section 8.1(c) of Article 8 of the Agreement are amended to provide that the total number of shares to be issued to ITHC at the First Closing is 11,742,953 shares and that the additional 17,500,000 shares issued to ITHC at the First Closing immediately shall be returned by ITHC to Silverthorne for cancellation and at the Second Closing as specified in the Agreement, an additional 37,298,444 pre-split shares of Silverthorne's Common Stock shall be issued to ITHC rather than 4,949,611 post-split shares as provided in Section 1.2 of
Article 1 and Section 8.2(a) of Article 8 of the Agreement. Further, Section 1.2 of Article 1 and Section 5.3 of Article 5 are amended to delete any references to a 1-for-4 reverse split and Section 8.2(c) of the Agreement is amended to provide that Mike Underwood and Andy Ungar will receive an aggregate of 2,200,000 pre-split shares at the second closing rather than 550,000 post-split shares.


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


     Amendment to Section 1.3 of Article 1 of the Agreement. Silverthorne, ITHC and the Selling Shareholders hereby agree that Section 1.3 of Article 1 of the Agreement is amended to make it clear that all of the assets of ITHC (except for the common stock of Silverthorne owned by ITHC), not just the assets set forth on Schedule A to the Agreement, were transferred and assigned to Silverthorne at the First Closing. Further, Silverthorne, ITHC and the Selling Shareholders hereby agree that Silverthorne assumed and agreed to pay all of the liabilities of ITHC that existed as of the First Closing.

     Except as provided herein, all provisions of the Agreement shall remain in full force and effect.

SILVERTHORNE PRODUCTION                     INTER-AMERICAN
COMPANY                                     TELECOMMUNICATIONS HOLDING
                                            CORPORATION


By:/s/Jimmy L. Boswell                      By: /s/Jimmy L. Boswell
   -------------------------------------        --------------------------------
   Jimmy L. Boswell,                            Jimmy L. Boswell,
   President and Chief Operating Officer        President

                                            SELLING SHAREHOLDERS:


                                            /s/David L. Jackson
                                            ------------------------------------
                                            David L. Jackson


                                            /s/Eric J. Sundsvold
                                            ------------------------------------
                                            Eric J. Sundsvold


                                            /s/Patricia A. Jackson
                                            ------------------------------------
                                            Patricia A. Jackson


                                            /s/Karrie R. Jackson
                                            ------------------------------------
                                            Karrie R. Jackson, C/F W. R. Jackson



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